Exhibit 21.1

LIST OF SUBSIDIARIES

28th and Aurora at Boulder LLC	EDR Phoenix, LLC
3949 Lindell, LLC	EDR Riverside, LLC (Inactive)
Anderson Road Lafayette LLC	EDR State College Limited Partnership
Anderson Road Oxford LLC	EDR State College, Inc.
AOD/Raleigh Residence Hall, LLC	EDR State College, LLC
Blacksburg VA Housing LLC	EDR Statesboro, LLC
Cape Place (DE), LLC	EDR Stillwater Limited Partnership
Carrollton Place, LLC	EDR Stillwater, Inc.
Centre Lubbock TX LLC	EDR Stillwater, LLC
Chapel Hill Durham NC GP LLC	EDR Storrs LLC
Chapel Hill Durham NC LP	EDR Storrs IC LLC
Cottages W. Lafayette IN LLC	EDR Syracuse Campus West LLC
CV East Lansing MI LLC	EDR Syracuse, LLC
District on 5th Tucson AZ LLC	EDR Tallahassee I, LLC
EDR Athens I, LLC	EDR Tallahassee Limited Partnership
EDR Auburn, LLC	EDR Tallahassee, Inc.
EDR Austin LLC	EDR Tallahassee, LLC
EDR Berkeley LLC	EDR Tampa Limited Partnership
EDR Berkeley LP	EDR Tampa, Inc.
EDR C Station, LLC (inactive)	EDR Tampa, LLC
EDR Carbondale, LLC	EDR Technology LLC
EDR Cayce Manager, Inc.	East Edge Tuscaloosa LLC
EDR Cayce, LLC	EDR Tucson I, LLC (Inactive)
EDR Charlottesville LLC	EDR Tucson Phase II Limited Partnership (Inactive)
EDR Charlottesville Jefferson LLC	EDR Tucson, Inc. (Inactive)
EDR Charlottesville Wertland LLC	EDR Tucson, LLC (Inactive)
EDR Columbia Limited Partnership	EDR Tuscaloosa LLC
EDR Columbia, Inc.-	EDR Wabash Limited Partnership
EDR Columbia, LLC	EDR Wabash, Inc.
EDR Columbus Limited Partnership	EDR Wabash, LLC
EDR Columbus, Inc.	Education Realty OP GP, Inc.
EDR Columbus, LLC	Education Realty OP Limited Partner Trust
EDR Development LLC	Education Realty Operating Partnership, LP
EDR Employment Resources, LLC	Education Realty Trust, Inc.
EDR Fund GP, Inc.	Education Realty Trust, LLC
EDR Gainesville GP, LLC	Fifth Street MN LLC
EDR Gainesville Limited Partnership	Fort Greene Brooklyn NY LLC
EDR Greensboro, LLC	GM Westberry LLC
EDR Investment Advisor Inc.	Irish Row at Vaness LLC
EDR Investment Fund, LP	Lemon Street Tempe AZ LLC
EDR Knoxville Limited Partnership	Province Kent OH LLC
EDR Knoxville, Inc.	River Place (DE), LLC
EDR Knoxville, LLC	State College Housing LLC
EDR Lawrence Limited Partnership	Stinson at Norman, LLC
EDR Lawrence, Inc.	Suites Lubbock TX LLC
EDR Lawrence, LLC	The Province Greenville NC LP

Exhibit 21.1

EDR Lexington I LLC	The Province Greenville NC GP LLC
EDR Lexington II LLC	Retreat at State College, LLC
EDR Lexington III LLC	University Towers Building LLC
EDR Lexington IV LLC	University Towers OP GP, LLC
EDR Lexington V LLC	University Towers Operating Partnership, LP
EDR Lexington VI LLC	University Towers Raleigh, LLC
EDR Limpar, LLC	University Towers Raleigh Services, LLC
EDR Lubbock Limited Partnership (Inactive)	University Village - Greensboro, LLC
EDR Lubbock, Inc. (Inactive)	University Village Towers, LLC
EDR Lubbock, LLC (Inactive)	University Village Towers, LP
EDR Management Inc.	Varsity Ann Arbor Equity Partners, LLC
EDR Manager, LLC	Varsity Ann Arbor MI LLC
EDR Murfreesboro, LLC (Inactive)	WEDR Riverside Investors V, LLC (Inactive)
EDR Norman, LLC (Inactive)	WEDR Riverside Mezz Investor V, Inc. (Inactive)
EDR OP Development LLC	WEDR Stinson Investor V, LLC (Inactive)
EDR Orlando Limited Partnership	West Clayton GA LLC
EDR Orlando, Inc.
EDR Orlando, LLC
EDR Oxford, LLC
EDR Phoenix/Summa West LLC